UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 1, 2009

Federal Realty Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street, Rockville, Maryland	20852-4041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: 301/998-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2009, the Trust entered into amendments to the following agreements with its executive officers (collectively, “Agreements”): (a) Executive Agreement, Severance Agreement and Health Coverage Continuation Agreement between the Trust and Donald C. Wood, President and Chief Executive Officer; (b) Severance Agreement between the Trust and Dawn M. Becker, Executive Vice President–General Counsel and Secretary; (c) Severance Agreement between the Trust and Jeffrey S. Berkes, Executive Vice President–Chief Investment Officer; and (d) Change in Control Agreement between the Trust and Andrew P. Blocher, Senior Vice President–Chief Financial Officer and Treasurer. The amendments to the Agreements were made for the sole purpose of incorporating, as necessary, the regulations promulgated under Section 409A of the Internal Revenue Code. No changes were made to the any of the payments required to be made under any of the Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date: January 5, 2009	/s/ Dawn M. Becker
Dawn M. Becker
Executive Vice President-General Counsel and Secretary